Exhibit 25.3

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305 (b) (2) |__|

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                13-5160382
(state of incorporation                 (I.R.S. employer
if not a U.S. national bank)            identification no.)

48 Wall Street, New York, N.Y.          10286
(Address of principal executive         (Zip code)
offices)

                               TOSCO CORPORATION
              (Exact name of obligor as specified in its charter)

Nevada                                       95-1865716
(State or other                              (I.R.S. employer
jurisdiction of incorporation or             identification no.)
organization)

72 Cummings Point Road                       06902
Stamford, Connecticut                        (Zip code)
(Address of principal
executive offices)

                                ---------------

                       Guarantee of Convertible Preferred
                      Securities of Tosco Financing Trust
                      (Title of the indenture securities)

1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING
          AUTHORITY TO WHICH IT IS SUBJECT.

Superintendent of Banks of                   2 Rector Street, New York,
the State of New York                        N.Y. 10006, and
                                             Albany, N.Y. 12203

Federal Reserve Bank of                      33 Liberty Plaza, New York,
New York                                     N.Y. 10045

Federal Deposit Insurance                    Washington, D.C. 20429
Corporation

New York Clearing House                      New York, New York
Association                                  10005

     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE
     EACH SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     EXHIBITS INDETIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 33-6215, T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4.   A copy of the existing By-laws of the Trustee.
          (Exhibit 4 to Form T-1 filed with Registration
          Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of March, 1997.

                              THE BANK OF NEW YORK

                              By: /s/   WALTER N. GITLIN
                                  Name:  WALTER N. GITLIN
                                  Title: VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS                                               Dollar Amounts
                                                     in Thousands

Cash and balance due from depository
     institutions:
     Noninterest-bearing balances and
     currency and coin.................................$ 4,404,522
     Interest-bearing balances.........................    732,833
Securities:
     Held-to-maturity securities......................     789,964
     Available-for-sale securities....................   2,005,509
Federal funds sold in domestic offices of the bank:
Federal funds sold....................................   3,364,838
Loans and lease financing
     receivables:
     Loans and leases, net of unearned
          income.....................................   28,728,602
     LESS: Allowance for loan and
          lease losses...............................      584,525
     LESS: Allocated transfer risk
          reserve....................................          429
          Loans and leases, net of unearned
          income, allowance, and reserve.............   28,143,648
Assets held in trading accounts......................    1,004,242
Premises and fixed assets (including
     capitalized leases).............................      605,668
Other real estate owned..............................       41,238
Investments in unconsolidated
     subsidiaries and associated
     companies.......................................      205,031
Customers' liability to this bank on
     acceptances outstanding.........................      949,154
Intangible assets....................................      490,524
Other assets.........................................    1,305,839
                                                       -----------
Total assets.......................................   $ 44,043,010
                                                      ============

LIABILITIES
Deposits;
     In domestic offices...........................   $ 20,441,318
     Noninterest-bearing...........................      8,158,472
     Interest-bearing..............................     12,282,846
     In foreign offices, Edge and
     Agreement subsidiaries, and IBFs.............     11,710,903
     Noninterest-bearing...........................         46,182
          Interest-bearing.........................     11,664,721
Federal funds purchased in
     domestic offices of the
     bank:
     Federal funds purchased.......................      1,565,288
Demand notes issued to the U.S.
     Treasury......................................        293,186
Trading liabilities................................        826,856
Other borrowed money:
     With original maturity of one year
          or less..................................      2,103,443
     With original maturity of more than
     one year......................................         20,766
Bank's liability on acceptances executed
     and outstanding..............................         951,116
Subordinated notes and debentures..................      1,020,400
Other liabilities..................................      1,522,884
                                                        ----------
Total liabilities..................................     40,456,160
                                                        ----------

EQUITY CAPITAL
Common stock......................................         942,284
Surplus...........................................         525,666
Undivided profits and capital
     reserves.....................................       2,129,376
Net unrealized holding gains
     (losses) on available-for-sale
     securities...................................       (   2,073)
Cumulative foreign currency translation
     adjustments.................................        (   8,403)
                                                         ----------
Total equity capital.............................        3,586,850
                                                         -----------
Total liabilities and equity
     capital.....................................     $ 44,043,010
                                                      ===============

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                         ,
     J. Carter Bacot     *
     Thomas A. Renyi     *  Directors
     Alan R. Griffith    *
                         -